1,258,427 Shares



                    FRANCHISE FINANCE CORPORATION OF AMERICA

                            (a Delaware corporation)

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               February 18, 1998

A.G. Edwards & Sons, Inc.
One North Jefferson
St. Louis, Missouri  63103


Ladies and Gentlemen:


                  Franchise Finance Corporation of America, a Delaware corporation (the "Company"), confirms its agreement with A.G. Edwards & Sons, Inc. (the "Underwriter," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the sale by the Company and the purchase by the Underwriter of an aggregate of 1,258,427 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of the Company.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-62629) relating to the offering from time to time of debt securities, common stock or preferred stock in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act") and will file such additional amendments and supplements thereto as may herein be required. Such registration statement (as amended) has been declared effective by the Commission. Such registration statement, and the prospectus constituting a part thereof and each prospectus supplement relating to the offering of the Shares (including in each case all documents incorporated or deemed to be incorporated by reference therein, and the information, if any, deemed to be part thereof pursuant to Rule 434 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriter by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriter for such use. All references in this Agreement to financial statements and schedules and other information which is "described," "disclosed," "contained," "included" or "stated" in the
Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriter by the Company in reliance on Rule 434 under the 1933 Act (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to both the registration statement referred to above (No. 33-66269) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.

                  The Company understands that the Underwriter intends to sell the Shares to Nike Securities L.P. ("Nike"), which intends to deposit the Shares with the trustee of The Trust, F231 (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended. The Underwriter anticipates participating in the distribution of units of the Trust and will receive compensation therefor. The Underwriter is not an affiliate of Nike or the Trust.

                  SECTION 1. Representations and Warranties.

                  (a) The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Date referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

                       (i) The Company  meets the  requirements  for use of Form
                  S-3 under the 1933 Act, and at the respective times the Registration Statement became effective and any post-effective amendments thereto become effective and on the date hereof, the Registration Statement did and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, on the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement first becomes effective, in which case at the time it is first provided to the Underwriter for such use), and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus. For purposes of this Section l(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR").

                       (ii) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                       (iii) The financial  statements  included or incorporated
                  by reference in the Registration Statement and the Prospectus, together with the related schedule and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in accordance with GAAP the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. Any pro forma financial information included in the Prospectus presents fairly the information shown therein, has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and has been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                       (iv) Since the respective  dates as of which  information
                  is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business ("Material Adverse Change"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the common stock, par value $.01 per share, of the Company (the "Common Stock") in amounts per share that are consistent with past practice (including a quarterly dividend increase of $.02 declared January 30,
                  1998), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                       (v) The Company has been duly incorporated and is validly
                  existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Arizona and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, either singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

                       (vi) Each  subsidiary  (as defined  below) of the Company
                  has been duly organized and is validly existing as a corporation, trust or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the corporate, partnership or other power and authority, as the case may be, to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, partnership or trust, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not, either singly or in the aggregate, have a Material Adverse Effect; and all of the issued and outstanding capital stock or other equivalent interests of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except as stated in the Prospectus, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equivalent interests of the subsidiaries was issued in violation of the preemptive or similar rights of any stockholder or other holder of interests of such subsidiary arising by operation of law, under the charter, by-laws or other organizational document of any subsidiary or under any agreement to which the Company or any subsidiary is a party. The Company does not own, directly or indirectly through a "qualified REIT subsidiary" (within the meaning of Section 856(i) of the Internal Revenue Code of 1986, as amended (the "Code")), partnership, limited liability company, association or other entity, any shares of stock or any other debt or equity securities of, or other interests in, any corporation, firm, partnership, limited liability company, association or other entity, other than (1) stock of a corporation or equity of an entity that the Company has been advised by its legal counsel qualifies as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code,
                  (2) stock or other debt (excluding for this purpose any debt obligation which constitutes real estate assets within the meaning of Section 856(c)(5)(B) of the Code) or equity securities of any issuer (other than a partnership or limited liability company, the ownership of which is governed by (3) below) where (i) the Company has been advised by legal counsel that such ownership would not constitute ownership of more than 9.8% of the voting securities of such issuer (within the meaning of Section 856(c)(5) of the Code) and (ii) the Company has determined in good faith that the fair market value of the stock and securities of any one such issuer does not exceed 4.8% of the value of the total assets of the Company, or (3) interests in a partnership or limited liability company where (i) the Company has received a written opinion of its legal counsel that such a partnership or limited liability company is properly treated as a partnership, rather than an association or publicly traded partnership taxable as a corporation, for federal income tax purposes and (ii) such partnership or limited liability company does not itself own debt or equity securities of any issuer that could cause the Company to violate the representation contained in clause (2) above. As used in this Agreement, "subsidiary" shall mean (i) any corporation, trust, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equivalent interests entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other subsidiaries of the Company (or a combination thereof) and (ii) any partnership
                  (a) the sole general partner or the managing general partner of which is the Company or a subsidiary of the Company or (b) the only general partners of which are the Company or one or more subsidiaries of the Company (or any combination thereof).

                       (vii) The  authorized,  issued  and  outstanding  capital
                  stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to employee benefit plans referred to in the Prospectus, pursuant to the exercise of options referred to in the Prospectus or pursuant to the Company's dividend reinvestment plan or employee stock purchase plan), and all of such outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, and are not subject to, preemptive or other similar rights.

                       (viii) Neither the Company nor any of its subsidiaries is
                  (a) in violation of its charter or bylaws, (b) in default in the performance or observance of any provision of the Second Amended and Restated Credit Agreement dated as of December 29, 1997 or the Credit Agreement dated as of January 27, 1998, in each case between the Company, certain lenders and co-agents named therein and NationsBank of Texas, N.A., as administrative agent, as such agreements may be amended or modified from time to time (collectively, the "NationsBank Agreement") that constitutes or will constitute an Event of Default (as defined in the NationsBank Agreement), or (c) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for, in the case of (c), any such defaults which would not, either singly or in the aggregate, have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance of the Shares and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder (including the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (i) constitute an Event of Default (as defined in the NationsBank Agreement), (ii) conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject except for any such conflict, breach, default or Repayment Event which would not, either singly or in the aggregate, have a Material Adverse Effect, or (iii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule or regulation, or any judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                       (ix) There is no existing labor dispute with the employees of the Company or any of its subsidiaries that would have, either singly or in the aggregate, a Material Adverse Effect.

                       (x) There is no  action,  suit,  proceeding,  inquiry  or
                  investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, or which might reasonably be expected to result in any Material Adverse Change, or which might reasonably be expected to have a Material Adverse Effect or materially and adversely affect the consummation of this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

                       (xi) There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") which have not been so described and filed as required.

                       (xii)  To the  extent  applicable,  the  Company  and its
                  subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") presently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights or of any facts or circumstances which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, either singly or in the aggregate, would result in any Material Adverse Change.

                       (xiii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have already been obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                       (xiv) The Company and its subsidiaries possess such certificates, authorities, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess or comply with any such Governmental License would not, either singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, either singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have, either singly or in the aggregate, a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, either singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                       (xv) This  Agreement has been duly  authorized,  executed
                  and delivered by the Company.

                       (xvi) The Shares have been duly  authorized  for issuance
                  and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and the Underwriter will receive valid title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances and claims; the capital stock conforms to all statements relating thereto contained or incorporated by reference in the Prospectus and the Registration Statement and such description conforms to the rights set forth in the instruments defining the same; and the issuance of the Shares is not subject to preemptive or other similar rights arising by operation of law, under the charter and bylaws of the Company or otherwise. The Shares will conform in all material respects to the respective statements thereto contained in the Prospectus.
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
                       (xvii) Except as set forth in the Prospectus, the Company
                  and its subsidiaries are in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations, the violation of which, either singly or in the aggregate, would be reasonably expected to have a Material Adverse Effect.

                       (xviii) Except as otherwise  disclosed in the Prospectus:
                  (i) the Company and its subsidiaries have good and marketable title to all properties and assets (or a valid first lien as to mortgaged properties) described in the Prospectus as being owned (or mortgaged) by them, or reflected in the most recent consolidated balance sheet of the Company contained in the Prospectus, except as would not, either singly or in the aggregate, have a Material Adverse Effect; (ii) all liens, charges, claims, restrictions or encumbrances on or affecting the properties and assets of the Company or any of its subsidiaries which are required to be disclosed in the
                  Prospectus are disclosed therein; (iii) no person or entity, other than tenants under the leases or guarantors thereof pursuant to which the Company and its subsidiaries lease all or a portion of their properties, has an option or right of first refusal or any other right to purchase any of such properties (other than in connection with any synthetic lease transaction); (iv) each of the properties of the Company and its subsidiaries, at the time such property was acquired or at the time the loan by the Company with respect to such property was made, had access to public rights of way, either directly or through insured easements, except as would not, either singly or in the aggregate, have a Material Adverse Effect;
                  (v) each of such properties, at the time such property was acquired or at the time the loan by the Company with respect to such property was made, was served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except as would not, either singly or in the aggregate, have a Material Adverse Effect; (vi) each of such properties complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which would not, either singly or in the aggregate, have a Material Adverse Effect; (vii) the real property leases and equipment leases, if any, relating to each of such properties are in full force and effect, except where the failure to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and (viii) there is no pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company and its subsidiaries, except such proceedings or actions which would not, either singly or in the aggregate, have a Material Adverse Effect.

                       (xix) The Company has complied  with,  and is and will be
                  in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                       (xx) The Company is not,  and upon the  issuance and sale
                  of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds" will not be, an
                  "investment   company"  or  an  entity   "controlled"   by  an
                  "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                       (xxi) Except as described in the Registration  Statement,
                  (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign laws or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws") except where the Company or the Subsidiaries have obtained one or more policies of environmental insurance to cover such risks, with deductible amounts, loss limits and aggregate liability limitations which were deemed reasonably appropriate by the Company under the circumstances, and, except such violations as would not, either singly or in the aggregate, have a Material Adverse Effect, and (B) there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws, which, either singly or in the aggregate, would have a Material Adverse Effect.

                       (xxii) The documents incorporated or deemed to be incorporated by reference in the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any post-effective amendments thereto become effective and on the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                       (xxiii) The Company and its  subsidiaries  have filed all
                  federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

                       (xxiv) The Company and its subsidiaries maintain a system
                  of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                       (xxv)  The  Company  and its  subsidiaries  have  not (i)
                  taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the initial filing of the Registration Statement (A) sold, bid for, purchased or paid anyone (other than, to the extent applicable, payments made by the Company pursuant to the terms of, and in accordance with, the Company's dividend reinvestment plan and employee stock purchase plan) any compensation for soliciting purchases of, the Shares, or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                       (xxvi)  No  relationship,   direct  or  indirect,  exists
                  between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

                       (xxvii) The Company has not distributed and, prior to the
                  later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Shares other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Underwriter.

                       (xxviii)  The  Company  has  been  and  is  organized  in
                  conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and its methods of operation have at all times enabled, and its proposed methods of operation will enable, the Company to qualify as a REIT under the Code.

                       (xxix) The Company and each of its subsidiaries has title
                  insurance on all real property described in the Prospectus as being owned (or held under a ground lease) or financed by any of them in an amount at least equal to the cost of acquisition of such property or the original principal amount of the loan provided by any of them, as the case may be, and each such property is insured by extended coverage hazard and casualty insurance in an amount not less than 90% of the full replacement cost of the improvements located thereon (exclusive of excavation and foundations), except for such properties which are covered by insurance in an amount less than 90%, the total loss of which would not have, either singly or in the aggregate, a Material Adverse Effect, and there are in effect for such properties and assets insurance policies covering risks and in amounts that are commercially reasonable for such types of properties and assets and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar properties or assets or required by commercial lenders with respect to similar properties or assets and all such insurance is in full force and effect, and to the extent any of such properties are insured with rental guaranty insurance, such insurance is in full force and effect and the Company is named as an insured on all policies required under the leases for such properties.

                       (xxx) Each of FFCA Acquisition Corporation, FFCA Institutional Advisors, Inc., FFCA Secured Assets Corporation, FFCA Residual Interest Corporation and FFCA Secured Lending Corporation has been (at all times during the period each such corporation has been in existence) and will be an association taxable as a corporation for federal income tax purposes and the Company has owned 100% of the stock of each such corporation at all times during the period each such corporation has been in existence and FFCA Secured Franchise Loan Trust 1997-1 has been a trust.

                       (xxxi) FFCA  Co-Investment  Limited  Partnership has been
                  (at all times on and after June 1, 1994) and will be treated as a partnership, rather than an association taxable as a corporation or publicly traded partnership, for federal income tax purposes.

                       (xxxii) No holder of any security of the Company or other
                  person has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

                  (b) Any certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

                  SECTION 2. Sale and Delivery to Underwriter; Closing.

                  (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Shares at a purchase price of $26.4225 per share.

                  (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Franchise Finance Corporation of America, 17207 North Perimeter Drive, Scottsdale, Arizona, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date after execution of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called "Closing Date"). Payment shall be made to the Company in immediately available funds against delivery to the Underwriter for the account of the Underwriter of certificates for the Shares to be purchased by the Underwriter. Certificates for the Shares shall be in such denominations and registered in such names as the Underwriter may request in writing at least one business day before the Closing Date. The certificates for the Shares will be made available for examination and packaging by the Underwriter in The City of New York not later than 3:00 P.M. on the last business day prior to the Closing Date.

                  SECTION 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

                       (a) Promptly  following the execution of this  Agreement,
                  the Company will prepare a prospectus supplement setting forth the terms of such Shares not otherwise specified in the Prospectus, the price at which the Shares are to be purchased by the Underwriter from the Company, and such other information as you and the Company deem appropriate in connection with the offering of the Shares. The Company will promptly transmit copies of the prospectus supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriter as many copies of the Prospectus and such prospectus supplement as the Underwriter shall reasonably request.

                       (b) The Company will notify the Underwriter  immediately,
                  and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, or when any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus supplement, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. If the Company elects to rely on Rule 434, the Company will provide the Underwriter with copies of the form of Rule 434 Prospectus, in such number as the Underwriter may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act in accordance with Rule 424(b) of the 1933 Act by the close of business in New York on the business day immediately succeeding the date of this Agreement.

                       (c) At any time when the  Prospectus  is  required  to be
                  delivered under the 1933 Act or the 1934 Act in connection with sales of the Shares, the Company will give the
                  Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise (including any revised prospectus which the Company proposes for use by the Underwriter in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement first becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations or any term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriter or counsel for the Underwriter shall reasonably object.

                       (d) The  Company  has  furnished  or will  deliver to the
                  Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter.

                       (e) The Company will furnish to the Underwriter,  without
                  charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

                       (f) If any event shall occur or condition  shall exist as
                  a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
                  Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the
                  Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

                       (g) The Company will use its best efforts, in cooperation
                  with the Underwriter, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

                       (h) The  Company  will make  generally  available  to its
                  security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933

                  Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                       (i) In accordance with the Cuba Act and without limitation to the provisions of Sections 6 and 7 hereof, the Company agrees to indemnify and hold harmless the Underwriter from and against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), as incurred, arising out of any violation by the Company of the Cuba Act.

                       (j) The Company will use the net proceeds  received by it
                  from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

                       (k) The Company,  during the period when the  Prospectus,
                  is  required  to be  delivered  under the 1933 Act or the 1934
                  Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                       (l) Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                       (m) The  Company  will use its best  efforts  to have the
                  shares of Common Stock which it agrees to sell under this Agreement listed, subject to notice of issuance, on the New York Stock Exchange on or before the Closing Date.

                  SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky Survey, any supplement thereto and any Legal Investment Survey,
(vi) the printing and delivery to the Underwriter of copies of the Prospectus and any amendments or supplements thereto including any term sheet delivered by the Company pursuant to Rule 434 of the 1933 Act Regulations, (vii) the preparation, printing and delivery to the Underwriter of any Blue Sky Survey, any supplement thereto and any Legal Investment Survey, (viii) the fee of any filing for review of the offering with the National Association of Securities Dealers, Inc., if any, including the fees and expenses of counsel for the Underwriter in connection therewith, and (ix) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange.

                  If  this  Agreement  is  terminated  by  the   Underwriter  in
accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

                  SECTION 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder and to the following further conditions:

                       (a) The  Registration  Statement shall be effective prior
                  to the date hereof, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus supplement shall have been transmitted to the Commission for filing in accordance with Rule 424(b) of the 1933 Act Regulations within the prescribed time period and prior to Closing Date the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of the 1933 Act Regulations. The Indenture shall have been qualified under the 1939 Act.

                       (b) At the Closing Date the Underwriter shall have received:

                           (1) The  favorable  opinion,  dated as of the Closing
                       Date, of Kutak Rock, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

                                (i) The Company has been duly  incorporated  and
                           is validly existing as a corporation in good standing under the laws of the State of Delaware.

                                (ii) The  Company  has the  corporate  power and
                           authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

                                (iii) The Company is duly qualified as a foreign
                           corporation to transact business and is in good standing in Arizona and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the case of jurisdictions other than Arizona, where the failure to so qualify or to be in good standing would not, either singly or in the aggregate, have a Material Adverse Effect.

                                (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to employee benefit plans referred to in the Prospectus, pursuant to the exercise of options referred to in the Prospectus or pursuant to the Company's dividend reinvestment plan and employee stock purchase plan) and all of such outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable.

                                (v) Each subsidiary of the Company has been duly
                           organized and is validly existing as a corporation, trust or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the corporate, trust or partnership power, as the case may be, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation, trust or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure to so qualify or to be in good standing would not, either singly or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other equivalent interests of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of their knowledge and information, except as stated in the Prospectus, is owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                                (vi) The  Company  has the  corporate  power and
                           authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriter as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company.

                                (vii) The Shares have been duly  authorized  for
                           issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company to the Underwriter pursuant to this Agreement against payment therefor in accordance with the terms hereof, the consideration set forth herein, will be validly issued, fully paid and non-assessable.

                                (viii) The Shares,  when issued and delivered by
                           the Company pursuant to this Agreement against payment therefor in accordance with the terms hereof, will be free of any preemptive or similar rights arising by operation of law or under the charter or bylaws of the Company or, to such counsel's knowledge, otherwise.

                                (ix) As of the date of such  counsel's  opinion,
                           there are, including the Shares to be issued to the Underwriter, 1,258,427 shares of Common Stock, as may be adjusted for shares issued pursuant to the dividend reinvestment plan and employee stock purchase plan and no shares of Preferred Stock outstanding.

                                (x) The Shares conform in all material  respects
                           to  the   descriptions   thereof   contained  in  the
                           Prospectus.

                                (xi) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                                (xii) The Registration Statement, the Prospectus
                           and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                                (xiii) To the best of such  counsel's  knowledge
                           and information, there is not pending, and the Company has not received any notice of any threatened, action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in any Material Adverse Change, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the performance by the Company of its obligations hereunder; and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or that affect any of their respective properties that are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

                                (xiv) The  information in the  Prospectus  under
                           "Certain Federal Income Tax Considerations," "Restrictions on Transfers of Capital Stock," "Description of Preferred Stock" and "Description of Common Stock" and in the Registration Statement under
                           Item 15 of Part II thereof, to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects; to the best of such counsel's knowledge, there are no statutes or regulations, and no legal or governmental actions, suits or proceedings pending or threatened against the Company that are required to be described in the Prospectus that are not described as required and the opinion of such firm set forth under "Certain Federal Income Tax Considerations" is confirmed.

                                (xv) All descriptions in the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of their knowledge and information, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and, to the best of their knowledge or information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

                                (xvi) No  authorization,  approval,  consent  or
                           order of any court or governmental authority or agency (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance or sale of the Shares to the Underwriter; and the execution, delivery and performance of this Agreement, the issuance of the Shares and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder (including the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use Of Proceeds") will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (A) the NationsBank Agreement or (B) to the best of their knowledge and information, any other contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject except for any such conflict, breach, default or Repayment Event which would not, either singly or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

                                (xvii) The documents  incorporated  by reference
                           in the Prospectus (other than the financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which no opinion need be rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

                                (xviii)  The  Company  is  not  an   "investment
                           company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                                (xix) To the best of such  counsel's  knowledge,
                           neither the Company nor its subsidiaries are in violation of their charter or bylaws; and the Company and its subsidiaries are in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes in the jurisdictions in which they are conducting their business.

                                (xx)  Begining  with  its  taxable  year  ending
                           December 31, 1994, the Company has been and is organized in conformity with the requirements for qualification and taxation as a REIT under the Code and its methods of operation have at all times enabled, and its proposed methods of operation described in the Registration Statement will enable, the Company to qualify as a REIT under the Code.

                                (xxi) Each of FFCA Acquisition Corporation, FFCA
                           Institutional Advisors, Inc., FFCA Residual Interest Corporation, FFCA Secured Assets Corporation and FFCA Secured Lending Corporation has been (at all times during the period each such corporation has been in existence) and will be treated as a "qualified REIT subsidiary" under Section 856(i) of the Code.

                                (xxii) FFCA  Co-Investment  Limited  Partnership
                           has been (at all times on and after June 1, 1994) and will be treated as a partnership, rather than an association taxable as a corporation or publicly traded partnership, for federal income tax purposes.

                                (xxiii) To the best of such counsel's knowledge,
                           no holder of any security of the Company or any other person has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

                                (xxiv) To the best of such counsel's  knowledge,
                           except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

                                (xxv) The form of  certificates  for the  Shares
                           conforms to the requirements of the Delaware General Corporation Law.

                           Such  opinion  shall be to such  further  effect with
                  respect to legal matters relating to this Agreement and the sale of the Shares as counsel to the Underwriter may reasonably request. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                           (2) The  favorable  opinion,  dated as of the Closing
                  Date, of Latham & Watkins, counsel for the Underwriter, with respect to the matters set forth in clauses (i), (vi), (vii),
                  (viii) (with respect to rights arising by operation of law or under the charter or bylaws of the Company), (xi) and (xii), inclusive, of subsection (b)(1) of this Section, except that, with respect to the matters referred to in (xii), no opinion need be expressed as to the documents incorporated by reference in the Registration Statement.

                           (3) In giving their opinions  required by subsections
                  (b)(1) and (b)(2), respectively, of this Section, Kutak Rock and Latham & Watkins shall each additionally state that nothing has come to their attention that led them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein and the Form T-1, as to which such counsel need make no statement), at the time it became effective or on the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which such counsel need make no statement), on the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the date of such prospectus), or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                       (c) At the Closing Date there shall not have been,  since
                  the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(c) the term "Prospectus" means the Prospectus in the form first used by the Underwriter to confirm sales of the Shares.

                       (d) At the time of the execution of this  Agreement,  the
                  Underwriter shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement.

                       (e) At the Closing Date the Underwriter shall have received from Arthur Andersen LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three days prior to the Closing Date.

                       (f) At the  Closing  Date,  the  Shares  shall  have been
                  approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                       (g) At the  Closing  Date,  counsel  for the  Underwriter
                  shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

                  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 3(k), 6 and 7 shall survive any such termination and remain in full force and effect.

                  SECTION 6. Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                       (i) against any and all loss,  liability,  claim,  damage
                  and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                       (ii) against any and all loss,  liability,  claim, damage
                  and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                       (iii) against any and all expense whatsoever, as incurred
                  (including, subject to the third sentence of Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration

Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the
Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                  (c) Each  indemnified  party  shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (e) For purposes of this Section 6, all references to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copies filed with the Commission pursuant to EDGAR.

                  SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares  pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discount received by the Underwriter as set forth on the cover of the Prospectus exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Underwriter.

                  SECTION 9. Termination of Agreement.

                  (a) The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable (x) to commence or continue the offering of the units of the Trust to the public or (y) to enforce contracts for the sale of the units of the Trust by the Trust, or (iii) if trading in the Common Stock has been suspended or limited by the Commission or the New York Stock Exchange or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Arizona authorities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used by the Underwriter to confirm sales of the Shares.

                  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 3(k), 6 and 7 shall survive such termination and remain in full force and effect.

                  SECTION 10. Default by the Underwriter. If the Underwriter shall fail at the Closing Date to purchase the Shares which it is obligated to purchase under this Agreement (the "Defaulted Shares"), the Underwriter shall have the right, within 24 hours thereafter, to make arrangements for any other underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth.

                  No action taken pursuant to this Section shall relieve the Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Underwriter or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

                  SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at

One North Jefferson, St. Louis, Missouri 63103, attention of ________________; notices to the Company shall be directed to it at 17207 North Perimeter Drive, Scottsdale, Arizona 85255, attention of Morton H. Fleischer, with a copy to Dennis L. Ruben at the same address.

                  SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

                                Very truly yours,

                                FRANCHISE FINANCE CORPORATION OF AMERICA


                                By /s/ Morton H. Fleischer
                                   --------------------------------------------
                                   Name:  Morton H. Fleischer
                                   Title: President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
 as of the date first above written:

A.G. EDWARDS & SONS, INC.



By /s/ Daniel J. Schaub
   ---------------------------------
       Daniel J. Schaub
       Director of Corporate Finance
                                      S-1